UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015 (February 5, 2015)

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events

On February 5, 2015, Limoneira Company (the “Company”) entered into a Modification of Lease Agreement (the “Amendment”) with Cadiz Real Estate LLC, a wholly-owned subsidiary of Cadiz Inc. (together “Cadiz”). The Amendment, among other things, expands by 20 acres the amount of property leased by the Company under the lease agreement dated July 1, 2013. In connection with the Amendment, the Company paid approximately $70,000 to acquire existing lemon trees and irrigation systems located on the leased property. In addition, the Company acquired 180 acres of existing lemon trees and irrigation systems through an assignment and assumption of a lease (the “Assignment”) held by another Cadiz tenant. The Company paid approximately $1.1 million as consideration for the Assignment. Following entrance into the Amendment and the Assignment, the Company increased the amount of property leased from Cadiz by 200 acres in the aggregate.

On February 5, 2015, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the execution of the Amendment and Assignment.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits

99.1	Press Release dated February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2015	LIMONEIRA COMPANY

	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary